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                                                                    Exhibit 16.1

                            DALE MATHESON LETTERHEAD


June 7, 2006


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements made by MIV Therapeutics, Inc. which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 4, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,

/S/ "DALE MATHESON CARR-HILTON LABONTE"

Chartered Accountants
Vancouver, Canada